Exhibit 99.1

Safeguard Scientifics Announces Effective Date of Stock Splits to Effectuate the Going Dark Transaction and
New Chief Executive Officer and Chief Financial Officer

Radnor, PA, January 5, 2024 - Safeguard Scientifics, Inc. (Nasdaq:SFE) (“Safeguard” or the “Company”) today announced that, as authorized by its Board of Directors (the “Board”), the Company will file amendments to its articles of incorporation with the Pennsylvania Department of State to effectuate a reverse stock split at a ratio of 1-for-100, to be followed immediately by a forward stock split at a ratio of 100-for-1 (collectively referred to as “stock splits”), which are expected to become effective on or about January 12, 2024, and the Company’s common stock is expected to begin trading on The Nasdaq Stock Market LLC (“Nasdaq”) on a post-forward stock split basis upon the opening of trading on January 16, 2024.

These stock split ratios are within the ranges approved by the Company’s shareholders at the special meeting of shareholders held on December 15, 2023 in connection with the Company’s previously announced plan to cease the registration of the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to delist the Company’s common stock from trading on Nasdaq (referred to as the “Transaction”).

As a result of the reverse stock split, shareholders of record owning immediately prior to the effective time of the reverse stock split fewer than 100 shares of common stock, would be entitled to a fraction of a share of common stock and will be paid cash in lieu of such fraction of a share of common stock, on the basis of $1.65, without interest (the “Cash Payment”), for each share of common stock held by such holder (the “Cashed Out Shareholders”) immediately prior to effective time, and the Cashed Out Shareholders would no longer be shareholders of the Company. Shareholders of record owning at least 100 shares of common stock immediately prior to the effective time of the reverse stock split (the “Continuing Shareholders”) would not be paid cash in lieu of any fraction of a share of common stock such Continuing Shareholders may be entitled to receive upon the reverse stock split. Upon the forward stock split, the shares of common stock (including any fraction of a share of common stock) held by such Continuing Shareholders after the reverse stock split will be reclassified into the same number of shares of common stock as such Continuing Shareholders held immediately prior to the effective time. As a result of the forward stock split, the total number of shares of common stock held by a Continuing Shareholder would not change due to the stock splits.

If a shareholder holds fewer than 100 shares of common stock through a broker, bank or other nominee, then such shareholder is considered the beneficial owner of those shares, and the broker, bank or other nominee is considered the shareholder of record with respect to those shares. The Cash Payment for fractional shares will be available only to record holders. Pursuant to the SEC rules and regulations, the Company intends to treat each bank, broker or other nominee as one shareholder of record. These banks, brokers and other nominees may have different procedures for processing the stock splits. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of common stock and that it may hold at least 100 shares, or more than 100 shares, of common stock in the aggregate. Therefore, depending upon their procedures, such bank, broker or other nominee may not be obligated to treat the reverse stock split or the forward stock split as affecting beneficial owners’ shares held through such broker, bank or other nominee. If a shareholder holds an account with fewer than 100 shares of common stock through a broker, bank or other nominee, the Company encourages such shareholder to contact such holder’s bank, broker or other nominee for information on how the stock splits may affect any shares of the Company’s common stock held in such account.

Safeguard’s transfer agent, Computershare, which is also acting as the exchange agent for the stock splits, will provide instructions to shareholders regarding the process for exchanging share certificates (if any).

The Company expects that the stock splits would reduce the number of record holders of the Company’s common stock below 300, which is the level at or above which the Company is required to file reports with the SEC under the Exchange Act, and, as previously announced, following the effectiveness of the stock splits, the Company intends to file a Form 25 (Notification of Removal From Listing and/or Registration under Section 12(b) of the Exchange Act) with the Securities and Exchange Commission (the “SEC”). The Company expects that the delisting will occur ten days after the filing of Form 25, at which point, the Company intends to file a Form 15 with the SEC certifying that it has less than 300 shareholders of record, which will terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act. Following the delisting of the Company’s common stock from trading on Nasdaq, any trading in the Company’s common stock would only occur in privately negotiated sales and potentially on an over-the-counter market. The Company is seeking to have its common stock quoted on a market operated by OTC Markets Group Inc. There is no guarantee, however, that a broker will make a market in the common stock.

The Company has also previously announced that, in connection with the Transaction, Messrs. Salzman and Herndon will no longer serve as the Company’s executive officers as of December 31, 2023, and the Company entered into a letter agreement (the “Services Agreement”) with Rock Creek Advisors, LLC (“Rock Creek”), pursuant to which Rock Creek started to perform certain consulting and advisory services related to the outsourcing of the Company’s financial and operational functions effective as of January 1, 2024. In addition, the Board appointed, Mark Dow of Rock Creek as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary effective as of January 1, 2024. Mr. Dow’s compensation for this position is included as part of the fees payable by the Company to Rock Creek for overall services Rock Creek provides to the Company.

About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

Forward-Looking Statements

This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits of the Transaction, trading of the Company’s common stock following the voluntary delisting from trading on Nasdaq, and the number of holders of record of the Company’s common stock that the Company expects to have after the stock splits. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the Transaction are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the stock splits and the Transaction, and SEC regulatory review of the Company’s filings related to the Transaction. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SAFEGUARD CONTACT:

Mark Herndon

mherndon@safeguard.com